GUARANTEE
          This GUARANTEE (this “Guarantee”), dated as of the 26th day of August, 2008, is between 4278941 CANADA INC., a corporation formed under the laws of Canada (together with its successors and permitted assigns, the “Guarantor”), and BANK OF AMERICA, N.A., a national banking association organized under the federal laws of the United States of America, having a place of business at 335 Madison Avenue, New York, New York 10017 acting on its own behalf as lender (acting through its Canada branch) and as collateral agent, for itself and on behalf of the Secured Parties (as such term is defined in the Credit Agreement, hereinafter defined) (the “Collateral Agent”).
W I T N E S S E T H:
          WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof among, inter alia, Warnaco of Canada Company, as borrower (together with its successors and permitted assigns, the “Borrower”), the financial institutions, together with their respective successors and assigns, listed on the signature pages thereof from time to time, as Lenders, and the Collateral Agent, as the same may be amended, supplemented, revised, restated or replaced from time to time, the Lenders have agreed to make Loans available to and for the benefit of the Borrower;
          WHEREAS, Borrower owns 100% of the outstanding stock of the Guarantor and the Guarantor will derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to Borrower pursuant to the Credit Agreement;
          WHEREAS, in order to induce the Lenders to enter into the Credit Agreement and the other Loan Documents and to induce the Lenders to make the Loans as provided for in the Credit Agreement, the Guarantor has agreed to guarantee payment of the Obligations of the Borrower.
          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Lenders to provide the Loans and other financial accommodations under the Credit Agreement and the other Loan Documents, it is agreed as follows:
1. DEFINITIONS.
          Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein.
          References to this “Guarantee” shall mean this Guarantee, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guarantee as the same may be in effect at the time such reference becomes operative.
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2. THE GUARANTEE.
     2.1 Guarantee of Guaranteed Obligations of Borrower. The Guarantor hereby irrevocably and unconditionally guarantees to the Collateral Agent, the prompt and complete payment (whether at stated maturity, by acceleration or otherwise) and strict performance and observance of the Obligations of the Borrower which are or may become from time to time owing or payable, or to be performed, or which remain owing or unpaid to, or to be performed for the benefit of the Secured Parties (hereinafter the “Guaranteed Obligations”). The Guarantor agrees that this Guarantee is a guarantee of payment and performance and not of collection, and that its obligations under this Guarantee shall be absolute and unconditional.
     2.2 Payment on Demand. The Guarantor shall, upon the occurrence of an Event of Default, and upon demand by the Collateral Agent, make immediate payment to the holder of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holder. Any such payment by the Guarantor shall be made to the Collateral Agent in immediately available funds to an account designated by the Collateral Agent or at the address set forth herein for the giving of notice to the Collateral Agent or at any other address that may be specified in writing from time to time by the Collateral Agent, and shall be credited and applied to the Guaranteed Obligations.
          In addition, each payment to be made by the Guarantor under this Guarantee shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated and such payments or all other provisions, conditions, covenants and agreements to be observed and executed by the Guarantor shall be made, observed and executed by the Guarantor without any set-off, compensation, counterclaim or other reduction whatsoever including, without limitation, all reductions resulting from any means of defense, right of action, right of compensation or from a reconventional demand of whatever nature, which the Guarantor should dispose of or has disposed of, at any time against the Collateral Agent or any other Secured Party, in connection with this Guarantee, the Credit Agreement, the Loan Documents or otherwise.
     2.3 No Obligation to Take Action Against the Borrower In no event shall the Collateral Agent have any obligation (although it is entitled, at its option) to proceed against the Borrower or any other Person or any Collateral subject to any security or hypothec securing Guaranteed Obligations before seeking satisfaction from the Guarantor, and it shall not be bound to offer or to deliver its security before being paid in full, to give a rank or marshal its security nor to apply this principle to sums of money which it shall be entitled to receive or to other assets upon which it may possess rights. The Guarantor renounces to all benefits of discussion and division. The Guarantee contemplated hereunder is in addition to and not in substitution for any other guarantee by anyone whomsoever and shall not prejudice any and all security granted to the Collateral Agent by anyone whomsoever, and held by it at any time whatsoever.
     2.4 Solidary Codebtor. The obligations of the Guarantor hereunder are independent of the Guaranteed Obligations and the obligations of the Borrower under the Credit Agreement or any other Loan Document and a separate action or actions may be brought and prosecuted against the Guarantor, separately or with any one or more other Persons solidarily, or against some separately and some solidarily, to enforce this Guarantee, irrespective of whether any
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action is brought against the Borrower or any other Person or whether the Borrower or any other Person is joined in any such action or actions.
     2.5 Continuing Guarantee. This Guarantee shall be a continuing, absolute and unconditional guarantee, and it shall remain in full force and bind the Guarantor until the indefeasible payment and performance in full of the Obligations.
          To the fullest extent permitted by applicable law, the Guarantor hereby irrevocably renounces every right it may acquire to be released from its guarantee pursuant to Article 2366 of the Civil Code of Québec. To the fullest extent permitted by applicable law, the Guarantor also irrevocably renounces any rights it may acquire to be released from this Guarantee pursuant to Article 2362 of the Civil Code of Québec. Within 30 days of the request of the Collateral Agent, made at any time, the Guarantor shall renew its guarantee hereunder by executing such documents for this purpose as may be requested by the Collateral Agent, acting reasonably.
     2.6 Benefit of Guarantee. The provisions of this Guarantee are for the benefit of the Secured Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower and Secured Parties, the obligations of the Borrower under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by Collateral Agent to any Person or Persons, any reference to “Collateral Agent” herein shall be deemed to refer equally to such Person or Persons.
     2.7 Reinstatement. The obligations of the Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of the Guarantor hereunder (whether such payment shall have been by or on behalf of the Borrower or any other Person or by or on behalf of the Guarantor) is rescinded or reclaimed from the Collateral Agent upon the insolvency, bankruptcy, liquidation or reorganization of the Guarantor, the Borrower, any other Person or otherwise, or any part of such payment is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Collateral Agent, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
3. OBLIGATIONS NOT AFFECTED; NO WAIVER
     3.1 Obligations Not Affected. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected or impaired by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known to the Guarantor or the Collateral Agent) which, but for this provision, might constitute a whole or partial defence to a claim against the Guarantor hereunder or might operate to release or otherwise exonerate the Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of the Collateral Agent or otherwise, including, without limitation:
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(1) any limitation of status or power, disability, incapacity or other circumstance relating to the Borrower, its directors, partners or agents, the Borrower or any other Person, including, without limitation, any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Guarantor, the Borrower or any other Person;
(2) any irregularity, defect, unenforceability or invalidity in the obtaining of any moneys, advances, renewals, credits, indebtedness or other obligations of the Borrower or any other Person under the Loan Documents or any other document or instrument, whether or not the Collateral Agent shall have had knowledge of same, it being expressly understood that any amount which may not be recoverable from the Borrower or any other Person as a consequence of any irregularity, defect or informality whatsoever in the principal debtor shall be recoverable from the Guarantor and payable to the Collateral Agent, with interest, fees, costs and accessories, the whole as provided herein;
(3) any failure of the Borrower or any other Person, whether or not without fault on their part, to perform or comply with any of the provisions of the Loan Documents or to give notice thereof to the Guarantor;
(4) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy against any of the Borrower or any other Person or their respective assets, or the release or discharge of any such right or remedies;
(5) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Borrower or any other Person;
(6) any amendment, variation, modification, supplement or replacement of the Loan Documents or any other document or instrument;
(7) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Guarantor, the Borrower or any other Person;
(8) any merger, amalgamation or consolidation of the Guarantor, the Borrower or any other Person with any Person or Persons;
(9) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of any governmental body or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of the Guarantor under this Guarantee;
(10) the existence of any claim, set-off, compensation or other rights which the Guarantor may have at any time against the Borrower, the Collateral Agent or any other Person, or which the Borrower or any other Person may have at any time against the Collateral Agent or any other Secured Party, whether in connection with the Loan Documents or otherwise; and
(11) any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defence of the Borrower or any other Person under the Loan Documents, or of the Guarantor in respect of its guarantee hereunder.
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     3.2 Waiver. Without in any way limiting the provisions of Section 3.1 of this Guarantee, to the fullest extent permitted by applicable law, the Guarantor hereby waives notice of acceptance hereof, notice of any liability of the Guarantor hereunder, notice or proof of reliance by the Collateral Agent upon the obligations of the Guarantor hereunder, and diligence, presentment, demand for payment on the Borrower or any other Person, protest, notice of dishonour or non-payment of any of the Guaranteed Obligations, or other notice or formalities to the Borrower or such other Person, of any kind whatsoever.
     3.3 Dealing with Borrower and Others. The Guarantor hereby acknowledges and agrees that the manner in which the Collateral Agent may now or subsequently deal with the Borrower or any other Person or any security or hypothec or any collateral subject to such security or hypothec or other guarantee in respect of the Obligations shall have no effect on the Guarantor’s continuing liability under this Guarantee, and that Collateral Agent may at any time or from time to time, with or without the consent of, or notice to, the Guarantor:
     (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Borrower or any other Person;
     (b) amend, vary, modify, supplement or replace any Loan Document or any other related document or instrument;
     (c) take or abstain from taking securities or hypothecs or collateral from the Borrower, any other Person, or from perfecting securities or hypothecs or collateral of the Borrower or any other Person;
     (d) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security or hypothec given by the Borrower or any third party with respect to the obligations or matters contemplated by the Credit Agreement;
     (e) accept compromises or arrangements from the Borrower or any other Person;
     (f) notwithstanding the provisions of Article 1572 of the Civil Code of Québec as well as any other legal rule concerning imputation of payments, apply all money at any time received from the Borrower or any other Person, or from securities or hypothec upon such part of the Guaranteed Obligations as it may see fit or change any such application in whole or in part from time to time as it may see fit; and
     (g) otherwise deal with, or waive or modify their right to deal with, the Borrower or any other Person, and all other Persons and securities or hypothec as it may see fit.
     3.4 Postponement. Until the indefeasible payment and performance in full of the Obligations, all indebtedness and liabilities, present and future, in principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of the Borrower, fees, charges, expenses, attorney’s fees and any other sum or obligation (including any intercompany trade payables or royalty or licensing fees) of the
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Borrower to the Guarantor are hereby postponed and subordinated to the liabilities to the Collateral Agent and the Secured Parties, and all money received by the Guarantor in respect of the indebtedness and liabilities of the Borrower to the Guarantor shall be received in trust for the Collateral Agent and forthwith upon demand during the continuance of an Event of Default shall be paid over to the Collateral Agent, the whole without in any way limiting or lessening the liability of the Guarantor under the guarantee contained in this Guarantee. This postponement and subordination is independent of such guarantee and shall remain in full effect notwithstanding that the liability of the Guarantor under such guarantee may be extinct; provided, that nothing in this Section 3.4 shall restrict in any way any payments in respect of the indebtedness and liabilities of the Borrower or any other Person to the Guarantor which are expressly permitted by the Credit Agreement.
     3.5 Waiver of Rights of Subrogation, Reimbursement, Etc. The Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Borrower any other Person, that arise from the existence, payment, performance or enforcement of the Guaranteed Obligations under this Guarantee, the Credit Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Collateral Agent or any one or more of them against the Borrower, any other Person, or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right; provided, however, that such waiver shall terminate upon the indefeasible payment and performance in full of the Obligations; provided, that the Collateral Agent shall be entitled to hold any Potential Preference Payment (as hereafter defined) in trust for the benefit of itself, to be credited and applied following the expiry of the Potential Preference Period, to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. The term “Potential Preference Payment” shall mean any payment or other transfer received for the benefit of the Collateral Agent for or on account of the Guaranteed Obligations which could be avoided by a trustee in bankruptcy for the Borrower, or by or for the benefit of other creditors of the Borrower as a “preference” or a “preferential transfer” or for any other reason under any applicable bankruptcy, insolvency or similar law now or hereafter in effect in any bankruptcy, insolvency or similar proceeding with respect to the Borrower. The term “Potential Preference Period” shall mean the time period during which a Potential Preference Payment could be avoided under applicable bankruptcy, insolvency or similar law in any bankruptcy, insolvency or similar proceeding with respect to the Borrower. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 3.5 is knowingly made in contemplation of such benefits.
     3.6 Funds Transfers. If the Guarantor shall engage in any transaction as a result of which the Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Credit Agreement (including any sale of its assets), the Guarantor shall distribute to the Borrower an amount equal to the mandatory prepayment required under the terms of the Credit Agreement.
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4. REPRESENTATIONS AND WARRANTIES.
          The Guarantor hereby (a) represents and warrants that the representations and warranties as to it made by the Borrower in Article IV (Representations and Warranties) of the Credit Agreement are true and correct on each date as required by Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit) of the Credit Agreement and (b) agrees to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by the Guarantor.
5. DELIVERIES.
          In a form satisfactory to the Collateral Agent, the Guarantor shall deliver to the Collateral Agent (in sufficient copies), concurrently with the execution of this Guarantee and the Credit Agreement, the Loan Documents and other instruments, certificates and documents as are required to be delivered by the Guarantor to the Collateral Agent under the Credit Agreement.
6. FURTHER ASSURANCES.
          Guarantor agrees, at its expense and upon the written reasonable request of the Collateral Agent, to do all such things and to execute and deliver to the Collateral Agent, from time to time, any such additional instruments or documents reasonably considered necessary by the Collateral Agent to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.
7. INDEMNITY.
          As an original and independent obligation under this Guarantee, the Guarantor shall:
(1) indemnify the Collateral Agent and the other Secured Parties, and keep the Collateral Agent and the other Secured Parties indemnified, against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by the Borrower, or any other Person to make due and punctual payment of any of the Guaranteed Obligations or resulting from any of the Guaranteed Obligations being or becoming void, voidable, unenforceable or ineffective against the Borrower, or any other Person (including, but without limitation, all legal and other costs, charges and expenses incurred by the Collateral Agent and the other Secured Parties, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Guarantee); and
(2) pay on demand the amount of such costs, losses, expenses and liabilities whether or not the Collateral Agent has attempted to enforce any rights against the Borrower or any other Person or otherwise.
8. PAYMENTS FREE AND CLEAR OF TAXES.
          All payments required to be made by the Guarantor hereunder shall be made to the Collateral Agent free and clear of, and without deduction or withholding for, any and all
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present and future Taxes (excluding, for greater certainty, taxes imposed on or measured by the net income or capital of the Collateral Agent by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof, such taxes referred to herein as “Income Taxes”). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (excluding Income Taxes), (a) the sum payable shall be increased as much as shall be necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 8) the Collateral Agent, as applicable, receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (b) the Guarantor shall make such withholdings and deductions, and (c) the Guarantor shall pay the full amount withheld or deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, the Guarantor shall furnish to the Collateral Agent the original or a certified copy of a receipt evidencing payment thereof. The Guarantor hereby indemnifies and, within ten (10) days of demand therefor, shall pay the Collateral Agent for the full amount of Taxes (excluding Income Taxes but including any Taxes imposed by any jurisdiction on amounts payable by the Guarantor under this Section 8) paid by the Collateral Agent, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.
          In addition, the Guarantor agrees to pay when due any present or future Taxes that arise from any payment made under this Guarantee or under any other Loan Document or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Guarantee, the other Loan Documents and any other agreements and instruments contemplated hereby or thereby (except for Income Taxes). The Collateral Agent agrees that, as promptly as reasonably practicable after it becomes aware of any circumstances referred to above which would result in additional payments under this Section 8, it shall notify the Guarantor thereof in writing.
9. OTHER TERMS.
     9.1 Entire Agreement. This Guarantee, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guarantee of the loans and advances under the Loan Documents and/or the Guaranteed Obligations.
     9.2 Headings. The headings in this Guarantee are for convenience of reference only and are not part of the substance of this Guarantee.
     9.3 Severability. Whenever possible, each provision of this Guarantee shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.
     9.4 Notices. All notices, requests and demands to or upon the Collateral Agent or the Guarantor hereunder shall be effected in the manner provided for in Section 11.8 (Notices, Etc.)
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of the Credit Agreement; provided, however, that any such notice, request or demand to or upon the Guarantor shall be addressed to the Borrower’s notice address set forth in such Section 11.8.
     9.5 Successors and Assigns. This Guarantee and all obligations of the Guarantor hereunder shall be binding upon the successors and assigns of the Guarantor (including a debtor-in-possession on behalf of the Guarantor) and shall, together with the rights and remedies of Collateral Agent hereunder, enure to the benefit of Collateral Agent, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of the Collateral Agent hereunder. The Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guarantee without the prior written consent of the Collateral Agent.
     9.6 No Waiver; Cumulative Remedies; Amendments. The Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Collateral Agent and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Collateral Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights, remedies, power and privileges hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights, remedies, powers and privileges provided by law. None of the terms or provisions of this Guarantee may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by the Collateral Agent and the Guarantor.
     9.7 Termination; No Reduction. This Guarantee is a continuing Guarantee and shall remain in full force and effect until the indefeasible payment and performance in full of the Obligations. The obligations of the Guarantor under this Guarantee shall not be satisfied, reduced, affected or discharged by any intermediate payment, settlement or satisfaction of the whole or any party of the principal, interest, fees and other monies or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Guaranteed Obligations or the Loan Documents. Upon payment and performance in full of the Guaranteed Obligations, the Collateral Agent shall deliver to the Guarantor such documents as the Guarantor may reasonably request to evidence such termination.
     9.8 Applicable Law. This Guarantee shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by, and construed and interpreted in accordance with, the laws of the Province of Québec and the federal laws of Canada applicable therein in effect from time to time without prejudice to or limitation or any other rights or remedies available under the laws of any jurisdiction where property or assets of the Guarantor may be found.
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     9.9 Costs and Expenses. The Guarantor shall pay on demand by the Collateral Agent any and all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) incurred by the Collateral Agent in enforcing any of its rights under this Guarantee.
     9.10 Formal Notice. The Guarantor shall be en demeure by the mere lapse of time for performing its obligations or by the arrival or forfeiture of the term, or by any other cause provided by law.
     9.11 Contract by Mutual Agreement. The provisions of this Guarantee have been freely discussed and negotiated between the parties and the rules relating to contracts of adhesion do not apply.
     9.12 Acknowledgement. The Guarantor hereby acknowledges that it has received and taken cognizance of an original executed copy of the Loan Documents and is familiar with all the provisions thereof
     9.13 Guarantee in Addition to Other Obligations. The obligations of the Guarantor under this Guarantee are in addition to and not in substitution for any other obligations to the Collateral Agent in relation to the Loan Documents and any guarantees, indemnities or security or hypothec at any time held by or for its benefit.
     9.14 Entire Agreement. This Guarantee, including all documents contemplated hereby, constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior negotiations, undertakings, representations and understandings.
     9.15 Precedence. In the event that any provisions of this Guarantee contradict, are inconsistent with and are otherwise incapable of being construed in conjunction with the provisions (including any rights, remedies and covenants therein) of the Credit Agreement, the provisions of the Credit Agreement shall take precedence over those contained in this Guarantee.
     9.16 Counterparts. This Guarantee may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.
10. HYPOTHEC AND SECURITY.
          To secure payment of the Guarantor’s obligations under this Guarantee, concurrently with the execution of this Guarantee, the Guarantor has entered into, or will enter into, a Deed of Movable Hypothec, General Security Agreement and Securities Pledge Agreement pursuant to which the Guarantor has granted to the Collateral Agent a security interest in and hypothec on all of its movable (personal) property, present and future, corporeal and incorporeal, of whatsoever nature and kind and wheresoever situated.
[signature page follows]
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guarantee as of the date first above written.

4278941 CANADA INC., as Guarantor
By:	/s/ Denise Imperiale
Name:	Denise Imperiale
Title:	Treasurer

BANK OF AMERICA, N.A., as Collateral Agent
By:	/s/ Kevin W. Corcoran
Name:	Kevin W. Corcoran
Title:	Vice President

Guarantee — 4278941 Canada Inc. (2008)